Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of January 14, 2013, is by and among O-CAP Management, L.P., O-CAP GP, LLC, O-CAP Advisors, LLC, Michael E. Olshan and Jared S. Sturdivant (collectively, the "Filers").

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D and/or 13G with respect to shares of Common Stock, par value $0.001 per share of Emerald Oil, Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D and/or 13G (and any amendments thereto) on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

O-CAP MANAGEMENT, L.P.

By: O-CAP GP, LLC
its General Partner

By: /s/ Michael E. Olshan
Michael E. Olshan, Managing Member

By: /s/ Jared S. Sturdivant
Jared S. Sturdivant, Managing Member

O-CAP GP, LLC

By: /s/ Michael E. Olshan
Michael E. Olshan, Managing Member

By: /s/ Jared S. Sturdivant
Jared S. Sturdivant, Managing Member

O-CAP ADVISORS, LLC

By: /s/ Michael E. Olshan
Michael E. Olshan, Managing Member

By: /s/ Jared S. Sturdivant
Jared S. Sturdivant, Managing Member

MICHAEL E. OLSHAN

By: /s/ Michael E. Olshan
Michael E. Olshan, Individually

JARED S. STURDIVANT

By: /s/ Jared S. Sturdivant
Jared S. Sturdivant, Individually